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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the following Registration Statements of Dean Witter, Discover & Co. of our reports dated February 21, 1997, included in and incorporated by reference in this Annual Report on Form 10-K of Dean Witter, Discover & Co. for the year ended December 31, 1996:


Filed on Form S-3:
  Registration Statement No. 33-57202
  Registration Statement No. 33-60734
  Registration Statement No. 33-89748
  Registration Statement No. 33-92172
  Registration Statement No. 333-7947
  Registration Statement No. 333-22409

Filed on Form S-8:
  Registration Statement No. 33-62374
  Registration Statement No. 33-63024
  Registration Statement No. 33-63026
  Registration Statement No. 33-78038
  Registration Statement No. 33-79516
  Registration Statement No. 33-82240
  Registration Statement No. 33-82242
  Registration Statement No. 33-82244
  Registration Statement No. 333-4212


 /s/ Deloitte & Touche LLP

New York, New York
March 31, 1997